UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2015

Alere Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16789	04-3565120
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 647-3900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected timing of the completion of the offering described herein and the expected amount and use of the net proceeds. These statements reflect the registrant’s current views with respect to future events and are based on management’s current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with market and economic conditions and the satisfaction of applicable closing conditions. The registrant undertakes no obligation to update any forward-looking statements contained herein.

On June 11, 2015, Alere Inc. (the “Company”) and the Subsidiary Guarantors (as defined below) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, as representative of the several initial purchasers named in the Purchase Agreement (the “Initial Purchasers”), pursuant to which the Company has agreed to issue $425.0 million aggregate principal amount of 6.375% senior subordinated notes due 2023 (the “Notes”), subject to customary closing conditions. The Purchase Agreement contemplates the offer and sale of the Notes to the Initial Purchasers in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers have agreed to resell the Notes issued pursuant to the Purchase Agreement only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The Company expects to issue the Notes on or about June 24, 2015. The Company expects to receive net proceeds, after the Initial Purchasers’ discount and estimated offering expenses, of approximately $417.1 million which it intends to use to redeem all of its outstanding $400 million aggregate principal amount of 8.625% Senior Subordinated Notes due 2018, to pay related redemption fees, premiums, costs and expenses and accrued interest on such notes and to pay costs and expenses related to the offering. To effect the redemption, the Company intends to promptly exercise its right to immediately satisfy and discharge all of to its obligations with respect to such notes, subject be settlement of the redemption on October 1, 2015.

Following their issuance, the Notes will bear interest at a rate of 6.375% per year, payable semi-annually on January 1 and July 1 of each year, beginning on January 1, 2016, and will mature on July 1, 2023 unless earlier redeemed. In the Purchase Agreement, the Company agreed to indemnify the Initial Purchasers against certain liabilities in connection with the offering of the Notes, including civil liabilities under the Securities Act, and to contribute to payments the Initial Purchasers may be required to make with respect to those liabilities.

The Notes are expected to be issued under the Indenture dated as of May 12, 2009 (the “Base Indenture”) between the Company, as issuer, and U.S. Bank National Association, as trustee, as shall be amended and supplemented by a supplemental indenture among the Company, as issuer, the Subsidiary Guarantors, as guarantors, and U.S. Bank National Association, as trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of the date of closing.

Following their issuance, the Notes will be the Company’s senior subordinated unsecured obligations, will be subordinated in right of payment to all of the Company’s existing and future senior debt, and will be equal in right of payment to all of the Company’s existing and future senior subordinated debt. The Company’s obligations under the Notes and the Indenture will be fully and unconditionally guaranteed, jointly and severally, on a senior subordinated unsecured basis by certain of the Company’s domestic subsidiaries as provided in the Indenture (the “Subsidiary Guarantors”). The Subsidiary Guarantors’ obligations under such guarantees will be subordinated in right of payment to all of their existing and future senior debt and equal in right of payment to all of their existing and future senior subordinated debt.

Following the issuance of the Notes, the Company may, at its option, redeem the Notes, in whole or part, at any time (which may be more than once) on or after July 1, 2018 by paying the principal amount of the Notes being redeemed plus a declining premium, plus accrued and unpaid interest to (but excluding) the redemption date. The premium declines from 4.781% during the twelve months on and after July 1, 2018 to 3.188% during the twelve months on and after July 1, 2019 to 1.594% during the twelve months on and after July 1, 2020 to zero on and after July 1, 2021.

Following the issuance of the Notes, the Company may, at its option, at any time (which may be more than once) prior to July 1, 2018, redeem up to 35% of the aggregate principal amount of the Notes with money that it raises in certain qualifying equity offerings, so long as:

•	the Company pays 106.375% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to (but excluding) the redemption date;

•	the Company redeems the Notes within 90 days of completing such equity offering; and

•	at least 65% of the aggregate principal amount of the Notes remains outstanding afterwards.

Following the issuance of the Notes, the Company may, at its option, at any time (which may be more than once) prior to July 1, 2018, redeem some or all of the Notes by paying the principal amount of the Notes being redeemed plus the payment of a make-whole premium, plus accrued and unpaid interest to (but excluding) the redemption date.

If a change of control occurs following the issuance of the Notes, subject to specified conditions, the Company must give holders of the Notes an opportunity to sell the Notes to it at a purchase price of 101% of the principal amount of the Notes, plus accrued and unpaid interest to (but excluding) the date of the purchase.

If the Company or its restricted subsidiaries engage in asset sales following the issuance of the Notes, they generally must either invest the net cash proceeds from such sales in their businesses within a specified period of time, repay senior indebtedness or make an offer to purchase a principal amount of the Notes equal to the excess net cash proceeds, subject to certain exceptions. The purchase price of the Notes would be 100% of their principal amount, plus accrued and unpaid interest.

The Indenture will provide that the Company and its restricted subsidiaries must comply with various customary covenants. The covenants under the Indenture will limit, among other things, the ability of the Company and its restricted subsidiaries to:

•	incur additional debt;

•	pay dividends on their capital stock or redeem, repurchase or retire their capital stock or subordinated debt;

•	make certain investments;

•	create liens on their assets;

•	transfer or sell assets;

•	engage in transactions with their affiliates;

•	create restrictions on the ability of their restricted subsidiaries to pay dividends or make loans, asset transfers or other payments to the Company and its restricted subsidiaries;

•	engage in any business, other than their existing businesses and related businesses;

•	enter into sale and leaseback transactions;

•	incur layered indebtedness; and

•	consolidate, merge or transfer all or substantially all of the assets of the Company or the Company and its restricted subsidiaries (taken as a whole).

These covenants are subject to important exceptions and qualifications, which will be set forth in the Indenture. At any time that the Notes are rated investment-grade, and subject to certain conditions, certain covenants will be suspended with respect to the Notes. Repayment of the Notes may be accelerated upon the occurrence of customary events of default, certain of which are subject to grace periods, including failure to pay when due principal or interest in respect of the Notes, breach of specified covenants, a payment default under, or acceleration of, certain indebtedness of the Company or its restricted subsidiaries, certain judgments against the Company or its restricted subsidiaries, and certain bankruptcy events with respect to the Company or any of its significant subsidiaries.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On June 10, 2015, the Company issued a press release announcing the offering of the Notes through a private placement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In addition, on June 11, 2015, the Company issued a press release announcing the pricing of the Notes and its entry into the Purchase Agreement. A copy of this press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement dated June 11, 2015 among Alere Inc., the subsidiary guarantors named therein and J.P. Morgan Securities LLC, as Representative of the Initial Purchasers

99.1	Press Release dated June 10, 2015, entitled “Alere Inc. Announces Offering of $425 Million of Senior Subordinated Notes”

99.2	Press Release dated June 11, 2015, entitled “Alere Inc. Announces Pricing of $425 Million Senior Subordinated Notes Offering”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

BY:	/s/ Jay McNamara
Jay McNamara
Senior Counsel – Corporate & Finance

Dated: June 16, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement dated June 11, 2015 among Alere Inc., the subsidiary guarantors named therein and J.P. Morgan Securities LLC, as Representative of the Initial Purchasers

99.1	Press Release dated June 10, 2015, entitled “Alere Inc. Announces Offering of $425 Million of Senior Subordinated Notes”

99.2	Press Release dated June 11, 2015, entitled “Alere Inc. Announces Pricing of $425 Million Senior Subordinated Notes Offering”